Exhibit 99.2

FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1:	Name and Address of Company

Zymeworks Inc. (“Zymeworks” or the “Company”)

1385 West 8th Avenue, Suite 540

Vancouver, BC, Canada

V6H 3V9

Item 2:	Date of Material Change

September 16, 2019

Item 3:	News Release

A news release announcing the material change was disseminated through the facilities of Business Wire on September 17, 2019 and a copy was filed on the Company’s profile at www.sedar.com.

Item 4:	Summary of Material Change

On September 17, 2019, Zymeworks announced that Lota Zoth has been appointed as its Chair of the Board of Directors, following Nick Bedford’s retirement from his functions as Chair and Board member.

Zymeworks has also made a strategic decision to voluntarily delist its common shares from the Toronto Stock Exchange (“TSX”) in Canada, which is currently anticipated to occur on or around October 1, 2019.

Item 5:	Full Description of Material Change

5.1 Full Description of Material Change

On September 17, 2019, Zymeworks announced that Lota Zoth has been appointed as its Chair of the Board of Directors. Ms. Zoth succeeds Nick Bedford, who has retired from his functions as Chair and Board member. Mr. Bedford served as Board Chair since September 2004.

Ms. Zoth served as Chief Financial Officer of MedImmune prior to the acquisition by AstraZeneca in 2007, and currently serves on the boards of several biopharmaceutical companies, including Inovio Pharmaceuticals, Inc., NewLink Genetics Corporation, and Spark Therapeutics, Inc. Ms. Zoth also served as Chair of the Board of Directors of Aeras, a biopharmaceutical product development partner funded by the Bill & Melinda Gates Foundation.

Zymeworks has also made a strategic decision to voluntarily delist its common shares from the TSX in Canada, which is currently anticipated to occur on or around October 1, 2019. Zymeworks’ shares will continue to be traded on the New York Stock Exchange (“NYSE”) under the symbol “ZYME” and Canadian shareholders can continue to trade their shares on the NYSE.

With active daily trading on the NYSE having accounted for the vast majority of Zymeworks’ liquidity, the Company conducted a thorough evaluation of its dual listing, considering such factors as overall liquidity, the needs of its shareholders, costs, regulatory compliance and complexity, and future capital raising opportunities. In summary, the Company believes that the financial and administrative costs associated with maintaining a dual listing are no longer justified.

5.2 Disclosure of Restructuring Transactions

Not applicable.

Item 6:	Reliance on subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7:	Omitted Information

Not applicable.

Item 8:	Executive Officer

For further information, please contact Neil Klompas, Executive Vice President, Business Operations and Chief Financial Officer of the Company at (604) 678-1388.

Item 9:	Date of Report

September 17, 2019

Cautionary Note Regarding Forward-Looking Statements

This material change report includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this material change report include statements that relate to the expected delisting of the Company’s shares from the TSX, the continued listing of its shares on the NYSE, Canadian shareholders’ continued ability to trade their shares on the NYSE, and other information that is not historical information. When used herein, words such as “believe”, “will”, “continue”, “anticipate”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for the three month period ended June 30, 2019 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events, except as may be required by law.